Exhibit 99.1

FOR IMMEDIATE RELEASE

Bank of Hawaii Corporation

Announces Termination of SEC Inquiry

HONOLULU, HI (Dec. 15, 2005) — Bank of Hawaii Corporation (NYSE: BOH) (the “company”) announced today that the staff of the Securities and Exchange Commission has terminated its investigation related to alleged market timing and/or excessive trading in the Pacific Capital Funds, and has decided not to recommend enforcement against the company, the Asset Management Group of Bank of Hawaii, or any of the present or former officers who had received so-called “Wells notices.”  The investigation had been announced by the company in September 2005.

Bank of Hawaii Corporation is a regional financial services company serving businesses, consumers and governments in Hawaii, American Samoa and the West Pacific.   The company’s principal subsidiary, Bank of Hawaii, was founded in 1897 and is the largest independent financial institution in Hawaii.  For more information about Bank of Hawaii Corporation, see the company’s website, www.boh.com.

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